Kroger
H-E-B
Fresh Food
Harris Teeter
Neighborhood Food & Pharmacy

Quarterly Financial Supplemental

Quarter Ended June 30, 2022

Essential **Retail.** Smart **Locations.** ®

Sprouts
Farmers Market
950

InvenTrust Properties

Introductory Notes
About InvenTrust
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of June 30, 2022, the Company is an owner and manager of 62 retail properties, representing 10.5 million square feet of retail space. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended June 30, 2022. IVT may, but assumes no obligation to, update information in this supplemental.
Cautionary Note About Forward-Looking Statements
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “objective,” “goal,” “strategy,” “likely,” “will,” “would,” “should” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; the Company's ability to maintain the New York Stock Exchange ("NYSE") listing requirements; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of our non-GAAP measures are included in the Glossary of Terms on page 23.

Quarter End June 30, 2022 - i

Pro Rata Financial Information
The Company owns a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. IAGM is the Company’s sole joint venture and is unconsolidated. Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its share of its JV properties when combined with the Company’s wholly-owned properties, with the exception of property count and number of leases. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

Quarter End June 30, 2022 - ii

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2022 Second Quarter Results
DOWNERS GROVE, III – August 1, 2022 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended June 30, 2022. For the three months ended June 30, 2022 and 2021, Net Income was $41.9 million, or $0.62 per diluted share, compared to Net Income of $1.5 million, or $0.02 per diluted share, respectively.
Second Quarter 2022 Highlights:
•NAREIT FFO for the quarter of $0.45 per diluted share
•Core FFO for the quarter of $0.42 per diluted share
•Pro Rata Same Property Net Operating Income (“NOI”) increased 7.7% for the three month period
•Leased Occupancy as of June 30, 2022 of 95.4%
•Executed 78 leases totaling approximately 289,000 square feet of pro rata GLA, of which 153,000 square feet was executed at a blended comparable lease spread of 15.1%
•Net Debt-to-Adjusted EBITDA of 5.1x at June 30, 2022
•Entered into a note purchase agreement providing for the private placement of $150 million of seven year and $100 million of ten year senior notes with a weighted average fixed rate of 5.12% and weighted average tenor of approximately 8.2 years
•Issued our inaugural 2021 Environmental, Social and Governance (ESG) Report
“InvenTrust continues to execute on its business objectives and produce strong results,” stated Daniel (DJ) Busch, President and CEO of InvenTrust. “Our leasing activity remains solid, and we believe the company is well-positioned, with our simple and focused Sun Belt strategy, to deliver sustainable cash flow growth in any economic environment.”
NET INCOME
•Net Income for the three months ended June 30, 2022 was $41.9 million, or $0.62 per diluted share, compared to Net Income of $1.5 million, or $0.02 per diluted share, for the same period in 2021.
•Net Income for the six months ended June 30, 2022 was $51.4 million, or $0.76 per diluted share, compared to Net Income of $1.4 million, or $0.02 per diluted share, for the same period in 2021.
NAREIT FFO
•NAREIT FFO for the three months ended June 30, 2022 was $30.4 million, or $0.45 per diluted share, compared to $25.0 million, or $0.35 per diluted share, for the same period in 2021.
•NAREIT FFO for the six months ended June 30, 2022 was $62.1 million, or $0.92 per diluted share, compared to $47.9 million, or $0.66 per share, for the same period in 2021.

Quarter End June 30, 2022 - iii

CORE FFO
•Core FFO for the three months ended June 30, 2022 was $28.6 million, or $0.42 per diluted share, compared to $23.9 million, or $0.33 per diluted share, for the same period in 2021.
•Core FFO for the six months ended June 30, 2022 was $57.7 million, or $0.85 per diluted share, compared to $46.0 million, or $0.64 per diluted share, for the same period in 2021.
PRO RATA SAME PROPERTY NOI
•Pro Rata Same Property NOI for the three months ended June 30, 2022 was $37.3 million, a 7.7% increase, compared to the same period in 2021.
•Pro Rata Same Property NOI for the six months ended June 30, 2022 was $74.8 million, a 9.9% increase, compared to the same period in 2021.
DIVIDEND
•On June 30, 2022, the Board of Directors declared a quarterly cash distribution of $0.2052 per share, payable on July 15, 2022.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of June 30, 2022, the Company’s Leased Occupancy was 95.4%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.2% and Small Shop Leased Occupancy was 90.5%. Anchor Leased Occupancy increased by 160 basis points and Small Shop Leased Occupancy remained flat on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 220 basis points, which equates to approximately $5.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the second quarter were 15.1%.
•Annualized Base Rent PSF (“ABR”) as of June 30, 2022 for the Pro Rata Combined Portfolio was $18.80, an increase of 2.6% compared to the same period in 2021. Anchor Tenant ABR PSF was $12.30 and Small Shop ABR PSF was $31.75 for the second quarter.
•On April 21, 2022, the Company acquired a property located in Flower Mound, Texas for $38.0 million, totaling approximately 175,000 square feet, and assumed $22.9 million of existing mortgage debt to partially finance the acquisition. The Company purchased this property from its joint venture.
•On May 4, 2022, the Company acquired a property located in Bonita Springs, Florida for $10.4 million, totaling approximately 63,000 square feet.
•On June 30, 2022, the Company disposed of two Colorado properties for $55.5 million and recognized a total gain on sale of $36.9 million.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $310.4 million of total liquidity, as of June 30, 2022 comprised of $103.4 million of Pro Rata Cash and $207.0 million of availability under its Revolving Credit Facility.
•The Company has no debt maturing in 2022 and $38.8 million of debt maturing in 2023.
•The Company entered into a note purchase agreement providing for the private placement of $150 million of seven year and $100 million of ten year senior notes with a weighted average fixed rate of 5.12% and weighted average tenor of approximately 8.2 years.
•The Company's weighted average interest rate on its consolidated debt as of June 30, 2022 was 3.05% and the weighted average remaining term was 4.0 years.

Quarter End June 30, 2022 - iv

2022 GUIDANCE

InvenTrust has updated its 2022 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.74	—	$0.78	$0.18	—	$0.24
NAREIT FFO per diluted share (2)	$1.61	—	$1.65	$1.58	—	$1.64
Core FFO per diluted share	$1.52	—	$1.56	$1.51	—	$1.56
Same Property NOI (“SPNOI”) Growth	4.00%	—	5.00%	3.75%	—	5.25%
General and administrative (3)	$32,750	—	$33,750	$33,500	—	$34,500
Interest expense, net	$24,500	—	$25,500	$25,500	—	$26,500
Net investment activity (4)	~$210,000			~ $210,000
(1) Net Income per diluted share excludes potential gains and losses on asset sales, and any related GAAP adjustments resulting from these transactions.
(2) 2022 NAREIT FFO per diluted share Guidance:
•Excludes potential gains or losses on asset sales, and any related GAAP adjustments resulting from these transactions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or transaction expenses.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) General and administrative guidance is inclusive of expenses associated with our oversight of the joint venture.
(4) Net investment activity represents anticipated acquisition activity less disposal activity for 2022.
Net Income, NAREIT FFO, Core FFO and SPNOI guidance are inclusive of prior period rent that we anticipate collecting in 2022.
The Company's 2022 Guidance is based on a number of assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

Quarter End June 30, 2022 - v

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Financial Results

Net income	$41,921	$1,499	$51,422	$1,399
Net income per common share, basic and diluted	0.62	0.02	0.76	0.02

NAREIT FFO (page 7)	30,446	24,998	62,104	47,896
NAREIT FFO per diluted share	0.45	0.35	0.92	0.66

Core FFO (page 7)	28,631	23,887	57,652	46,005
Core FFO per diluted share	0.42	0.33	0.85	0.64

Pro Rata Same Property NOI (page 6)	37,317	34,662	74,786	68,060

Pro Rata Same Property NOI growth	7.7%	9.9%

Adjusted EBITDA (page 7)	34,137	28,314	67,992	55,000

Distributions declared per share	$0.21	$0.19	$0.41	$0.39

Aggregate distributions declared (as a % of Core FFO)	48.3%	58.3%	48.0%	60.8%

	As of June 30, 2022	As of December 31, 2021	As of December 31, 2020	As of December 31, 2019
Capital Information
Shares outstanding	67,427,571	67,344,374	71,998,654	72,133,163

Pro Rata Outstanding Debt, net	$771,852	$624,289	$688,422	$714,053
Less: Pro Rata Cash	(103,377)	(79,628)	(249,854)	(281,430)
Pro Rata Net Debt	$668,475	$544,661	$438,568	$432,623

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$130,265	$117,273	$117,078	$137,233
Net Debt-to-Adjusted EBITDA	5.1x	4.6x	3.7x	3.2x
Fixed charge coverage	6.6x	6.4x	5.9x	5.4x
Net debt to real estate assets, excl property acc depr.	25.5%	22.0%	17.7%	17.7%
Net debt to total assets, excl property acc depr.	22.5%	19.3%	14.6%	14.3%

Distributions Paid Per Share		Liquidity and Credit Facility
Q2 2022	$0.20520	Pro Rata Cash	$103,377
Q1 2022	$0.20520	Available under credit facility	207,000
Q4 2021	$0.19550	Total	$310,377
Q3 2021	$0.01955

	Same Property		Total Portfolio
	Three and Six Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Portfolio Metrics, Pro Rata
No. of properties	57	57	62	65
GLA (square feet)	8,842	8,841	9,840	9,753
Economic Occupancy	93.1%	92.2%	93.2%	91.6%
Leased Occupancy	95.1%	93.2%	95.4%	92.9%
ABR PSF	$19.03	$18.53	$18.80	$18.33

Supplemental - Quarter End June 30, 2022 - 1

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	June 30, 2022	December 31, 2021
Assets	(unaudited)
Investment properties
Land	$649,634	$598,936
Building and other improvements	1,804,485	1,664,525
Construction in progress	16,857	9,642
Total	2,470,976	2,273,103
Less accumulated depreciation	(369,291)	(350,256)
Net investment properties	2,101,685	1,922,847
Cash, cash equivalents and restricted cash	95,893	44,854
Investment in unconsolidated entities	57,550	107,944
Intangible assets, net	98,501	81,026
Accounts and rents receivable	27,979	30,059
Deferred costs and other assets, net	46,105	25,685
Total assets	$2,427,713	$2,212,415

Liabilities
Debt, net	$702,802	$533,082
Accounts payable and accrued expenses	35,952	36,208
Distributions payable	13,836	13,802
Intangible liabilities, net	31,712	28,995
Other liabilities	23,922	28,776
Total liabilities	808,224	640,863
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,427,571 shares issued and outstanding as of June 30, 2022 and 67,344,374 shares issued and outstanding as of December 31, 2021	67	67
Additional paid-in capital	5,454,292	5,452,550
Distributions in excess of accumulated net income	(3,852,985)	(3,876,743)
Accumulated comprehensive income (loss)	18,115	(4,322)
Total stockholders' equity	1,619,489	1,571,552
Total liabilities and stockholders' equity	$2,427,713	$2,212,415

Supplemental - Quarter End June 30, 2022 - 2

Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except per share information, unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Income
Lease income, net	$58,935	$50,978	$116,703	$100,904
Other property income	318	268	582	450
Other fee income	640	894	1,394	1,907
Total income	59,893	52,140	118,679	103,261

Operating expenses
Depreciation and amortization	24,205	21,995	47,034	43,682
Property operating	9,184	7,774	17,469	15,783
Real estate taxes	8,615	8,158	16,658	16,291
General and administrative	8,116	9,910	16,003	20,261
Total operating expenses	50,120	47,837	97,164	96,017

Other income (expense)
Interest expense, net	(5,631)	(3,972)	(10,440)	(7,957)
Loss on extinguishment of debt	—	—	(96)	—
Gain on sale of investment properties, net	36,856	361	36,856	880
Equity in earnings of unconsolidated entities	716	775	3,432	1,395
Other income and expense, net	207	32	155	(163)
Total other income (expense), net	32,148	(2,804)	29,907	(5,845)

Net income	$41,921	$1,499	$51,422	$1,399

Weighted-average common shares outstanding, basic	67,413,049	71,943,542	67,384,044	71,970,945
Weighted-average common shares outstanding, diluted	67,550,846	72,036,346	67,577,524	72,024,473

Net income per common share, basic and diluted	$0.62	$0.02	$0.76	$0.02

Distributions declared per common share outstanding	$0.21	$0.19	$0.41	$0.39
Distributions paid per common share outstanding	$0.21	$0.20	$0.41	$0.38

Comprehensive income
Net income	$41,921	$1,499	$51,422	$1,399
Unrealized gain (loss) on derivatives	5,514	(138)	20,920	1,755
Reclassification to net income	492	1,078	1,517	2,126
Comprehensive income	$47,927	$2,439	$73,859	$5,280

Supplemental - Quarter End June 30, 2022 - 3

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	June 30, 2022	December 31, 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$9,187	$13,394
Straight-line rent receivables	18,792	16,665
Total	$27,979	$30,059

Deferred cost and other assets, net
Lease commissions, net	$13,162	$12,427
Fair value of derivatives	16,595	—
Deferred costs, net	7,567	3,280
Other assets	3,191	3,520
Loan fees, net	3,023	3,712
Right of use assets, net	2,567	2,746
Total	$46,105	$25,685

Other liabilities
Deferred revenues	$6,518	$6,758
Unearned income	6,318	6,299
Security deposits	5,951	5,466
Operating lease liabilities	3,012	3,189
Other liabilities	2,019	2,168
Financing lease liability	104	283
Fair value of derivatives	—	4,613
Total	$23,922	$28,776

Supplemental - Quarter End June 30, 2022 - 4

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended June 30		Six Months Ended June 30
		2022	2021	2022	2021
Income
*	Minimum base rent	$36,726	$31,617	$71,774	$62,607
*	Real estate tax recoveries	7,739	7,281	15,006	14,275
*	Common area maintenance, insurance, and other recoveries	7,004	5,830	13,296	11,768
*	Ground rent income	3,760	3,258	7,370	6,514
	Above and below-market rent and lease inducement amortization, net	1,062	1,142	3,609	2,385
*	Short-term and other lease income	1,120	786	2,184	1,721
	Termination fee income	149	74	317	195
	Straight-line rent adjustment, net	707	851	1,370	1,491
	Reversal of (provision for) uncollectible straight-line rent	504	(99)	998	(222)
*	Provision for uncollectible billed rent and recoveries	(144)	(673)	(380)	(1,582)
*	Reversal of uncollectible billed rent and recoveries	308	911	1,159	1,752
	Lease income, net	58,935	50,978	116,703	100,904

*	Other property income	318	268	582	450

	JV property management fee	302	488	714	1,075
	JV asset management fee	220	296	471	567
	JV leasing commissions	118	110	209	265
	Other fee income	640	894	1,394	1,907

	Total income	$59,893	$52,140	$118,679	$103,261

Operating Expenses
	Depreciation and amortization	$24,205	$21,995	$47,034	$43,682
*	Property operating	9,184	7,774	17,469	15,783
*	Real estate taxes	8,615	8,158	16,658	16,291

	General and administrative expenses	7,448	8,169	14,902	16,578
	Stock based compensation costs	1,368	2,400	2,525	4,980
	Capitalized direct development compensation costs	(700)	(659)	(1,424)	(1,297)
	General and administrative	8,116	9,910	16,003	20,261

	Total operating expenses	$50,120	$47,837	$97,164	$96,017

* Component of Net Operating Income

Supplemental - Quarter End June 30, 2022 - 5

Reconciliation of Non-GAAP Measures
Pro Rata, in thousands
Same Property Net Operating Income

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Income
Minimum base rent	$32,514	$30,703	$64,600	$60,687
Real estate tax recoveries	6,646	7,058	13,093	13,832
Common area maintenance, insurance, and other recoveries	6,100	5,646	11,956	11,385
Ground rent income	3,349	3,242	6,677	6,483
Short-term and other lease income	1,105	691	2,162	1,637
Provision for uncollectible billed rent and recoveries	(124)	(603)	(359)	(687)
Reversal of uncollectible billed rent and recoveries	258	841	1,108	841
Other property income	306	269	573	454
Total income	50,154	47,847	99,810	94,632

Operating Expenses
Property operating	8,089	7,630	15,727	15,431
Real estate taxes	7,430	7,937	14,589	15,846
Total operating expenses	15,519	15,567	30,316	31,277

Same Property NOI	34,635	32,280	69,494	63,355

JV Same Property NOI	2,682	2,382	5,292	4,705

Pro Rata Same Property NOI	$37,317	$34,662	$74,786	$68,060

% Change over Prior Period	7.7%	9.9%

Same Property count	57	57

Reconciliation of Net Income to Pro Rata Same Property NOI

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Net income	$41,921	$1,499	$51,422	$1,399
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(207)	(32)	(155)	163
Equity in earnings of unconsolidated entities	(716)	(775)	(3,432)	(1,395)
Interest expense, net	5,631	3,972	10,440	7,957
Loss on extinguishment of debt	—	—	96	—
Gain on sale of investment properties, net	(36,856)	(361)	(36,856)	(880)
Depreciation and amortization	24,205	21,995	47,034	43,682
General and administrative	8,116	9,910	16,003	20,261
Other fee income	(640)	(894)	(1,394)	(1,907)
Adjustments to NOI (a)	(2,422)	(1,968)	(6,294)	(3,849)
NOI	39,032	33,346	76,864	65,431
NOI from other investment properties	(4,397)	(1,066)	(7,370)	(2,076)
Same Property NOI	34,635	32,280	69,494	63,355
IAGM Same Property NOI at share	2,682	2,382	5,292	4,705
Pro Rata Same Property NOI	$37,317	$34,662	$74,786	$68,060
(a)Adjustments to NOI include termination fee income and expense and GAAP rent adjustments.

Supplemental - Quarter End June 30, 2022 - 6

Reconciliation of Non-GAAP Measures
In thousands, except share and per share amounts
NAREIT FFO and Core FFO

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Net income	$41,921	$1,499	$51,422	$1,399
Depreciation and amortization related to investment properties	23,996	21,774	46,618	43,221
Gain on sale of investment properties, net	(36,856)	(361)	(36,856)	(880)
Unconsolidated joint venture adjustments (a)	1,385	2,086	920	4,156
NAREIT FFO Applicable to Common Shares and Dilutive Securities	30,446	24,998	62,104	47,896
Amortization of above and below-market leases and lease inducements, net	(1,062)	(1,143)	(3,609)	(2,385)
Straight-line rent adjustments, net	(1,211)	(653)	(2,368)	(1,170)
Adjusting items, net (b)	524	539	1,397	1,358
Unconsolidated joint venture adjusting items, net (c)	(66)	146	128	306
Core FFO Applicable to Common Shares and Dilutive Securities	$28,631	$23,887	$57,652	$46,005

Weighted average common shares outstanding - basic	67,413,049	71,943,542	67,384,044	71,970,945
Dilutive effect of unvested restricted shares (d)	137,797	92,804	193,480	53,528
Weighted average common shares outstanding - diluted	67,550,846	72,036,346	67,577,524	72,024,473

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.45	$0.35	$0.92	$0.66
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.42	$0.33	$0.85	$0.64

(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of above and below-market leases and lease inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

EBITDA, Pro Rata

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Net income	$41,921	$1,499	$51,422	$1,399
Interest expense (a)	6,125	4,780	11,572	9,695
Income tax expense (a)	109	102	215	201
Depreciation and amortization (a)	25,590	24,081	50,017	47,838
EBITDA	73,745	30,462	113,226	59,133
Adjustments to reconcile to Adjusted EBITDA (a)
Gain on sale of investment properties, net	(36,856)	(361)	(38,919)	(880)
Loss on debt extinguishment	50	—	207	8
Non-operating income and expense, net (b)	(550)	(71)	(620)	125
Other leasing adjustments (c)	(2,252)	(1,716)	(5,902)	(3,386)
Adjusted EBITDA	$34,137	$28,314	$67,992	$55,000
(a)Includes our consolidated entities and our pro-rata share of our JV.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.

Supplemental - Quarter End June 30, 2022 - 7

Summary of Outstanding Debt
In thousands

	Balance as of June 30, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$163,485	23%	3.95%	3.6
Fixed rate unsecured debt	300,000	42%	2.68%	4.4
Variable rate unsecured debt	100,000	15%	2.99%	4.7
Variable rate line of credit (a)	143,000	20%	2.83%	3.2
Issuance costs, net of accumulated amortization	(3,683)	n/a	n/a	n/a
Total consolidated debt, net	$702,802	100%	3.05%	4.0
(a)The 2025 maturity date for the revolving line of credit is not inclusive of two six-month extension options.

Schedule of Maturities by Year

	Fixed Rate		Variable Rate
Maturity Year	Secured Debt	Unsecured Debt	Unsecured Debt	Total Consolidated Debt	Total JV Debt at 100% (a)	Total Debt
2022	$—	$—	$—	$—	$—	$—
2023	38,775	—	—	38,775	126,022	164,797
2024	15,700	—	—	15,700	—	15,700
2025	51,510	—	143,000	194,510	—	194,510
2026	—	200,000	—	200,000	—	200,000
Thereafter	57,500	100,000	100,000	257,500	—	257,500
Issuance costs, net of amortization	—	—	—	(3,683)	(477)	(4,160)
Total	$163,485	$300,000	$243,000	$702,802	$125,545	$828,347
(a)Weighted average term for JV debt, of which our share is 55%, is 1.2 years and weighted average rate is 2.55%. The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
Debt Maturities as of June 30, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
University Oaks Shopping Center	1/6/2023	4.10%	Fixed	$24,855
Renaissance Center II	4/6/2023	3.49%	Fixed	13,920
The Shops at Walnut Creek	9/1/2025	3.85%	Fixed	28,630
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				147,785

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Total mortgages payable		3.95%		163,485

Term loans
$200.0 million 5 years	9/22/2026	2.68% (a)	Fixed	100,000
$200.0 million 5 years	9/22/2026	2.68% (a)	Fixed	100,000
$200.0 million 5.5 years	3/22/2027	2.69% (a)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	2.70% (a)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	1M SOFR + 1.30% (b)	Variable	100,000
Total				400,000

Revolving Line of Credit
$350.0 million total capacity	9/22/2025 (d)	1M SOFR + 1.14% (b) (c)	Variable	143,000

Grand total		3.05%		$706,485
(a)Interest rates reflect the fixed rates effectively achieved through the Company's interest rate swaps.
(b)As of June 30, 2022, 1-Month Term SOFR was 1.69%. On May 11, 2022, we transitioned our Amended Revolving Credit Agreement and Amended Term Loan Agreement from 1-Month LIBOR to pricing based on 1-Month Term SOFR.
(c)The Company qualified for a 0.01% sustainability adjustment for the six months ended June 30, 2022.
(d)Maturity date is not inclusive of two six-month extension options.

Supplemental - Quarter End June 30, 2022 - 8

Consolidated Unsecured Credit Facility Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Unsecured Debt Facility Covenants (trailing 12 months)

		For the quarter ended
Term Loan Covenants:		Q2 2022	Q1 2022	Q4 2021	Q3 2021

Leverage Ratio	< 60.0%	28.5%	28.7%	25.9%	23.7%
Borrower Fixed Charge Coverage Ratio	> 1.50	6.38	6.62	6.31	6.35
Maximum Dividend Payout	< 95%	48.8%	51.5%	55.8%	53.4%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	—%	—%	—%	—%

Interest Rate Swaps, Consolidated

The Company is party to four interest rate forward swap agreements which address the periods between the maturity dates of the four effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps effectively fix the interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.6795%	12/2/2019	12/21/2023
5 Year Term Loan	100,000	2.6795%	12/2/2019	12/21/2023
5.5 Year Term Loan	50,000	2.6915%	12/2/2019	6/21/2024
5.5 Year Term Loan	50,000	2.6990%	12/2/2019	6/21/2024
	$300,000

Forward Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.7763%	12/21/2023	9/22/2026
5 Year Term Loan	100,000	2.7730%	12/21/2023	9/22/2026
5.5 Year Term Loan	50,000	2.7770%	6/21/2024	3/22/2027
5.5 Year Term Loan	50,000	2.7960%	6/21/2024	3/22/2027
	$300,000

Capital Expenditures, Pro Rata

	Three months ended June 30,		Six Months Ended June 30
	2022	2021	2022	2021
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$2,357	$2,032	$3,478	$3,634
Leasing commissions	1,153	1,298	2,279	2,445
Maintenance capital expenditures	3,563	1,598	6,935	3,701
Total leasing and maintenance capital expenditures (a)	7,073	4,928	12,692	9,780
Investment in development and redevelopment projects (b)	4,170	1,981	6,639	3,266
Grand total	$11,243	$6,909	$19,331	$13,046

(a)As of June 30, 2022 and 2021, total pro rata accrued leasing and maintenance capital expenditures are $3,112 and $2,147, respectively. These accrued amounts are not reflected in the table above.
(b)As of June 30, 2022 and 2021, total pro rata accrued investment in development and redevelopment projects are $1,183 and $204, respectively. These accrued amounts are not reflected in the table above.

Supplemental - Quarter End June 30, 2022 - 9

Joint Venture Financial Information
In thousands
Condensed Balance Sheets

	As of
	June 30, 2022	December 31, 2021
Assets
Investment properties
Land	$63,874	$89,800
Building and other improvements	214,443	271,637
Construction in progress	2,269	1,158
Total	280,586	362,595
Less accumulated depreciation	(65,980)	(74,581)
Net investment properties	214,606	288,014
Cash and cash equivalents	15,393	77,526
Intangible assets, net	10,856	11,761
Accounts and rents receivable	2,954	4,284
Deferred costs and other assets, net	6,638	5,125
Total assets	$250,447	$386,710

Liabilities and Equity
Mortgages debt, net	$125,545	$165,831
Accounts payable and accrued expenses	4,344	7,747
Intangible liabilities, net	488	2,133
Other liabilities	2,230	2,529
Total liabilities	132,607	178,240
Equity	117,840	208,470
Total liabilities and equity	$250,447	$386,710
Condensed Statement of Operations

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Income
Lease income, net	$6,541	$11,356	$14,857	$22,716
Other property income	63	65	126	134
Total income	6,604	11,421	14,983	22,850

Operating Expenses
Depreciation and amortization	2,519	3,793	5,424	7,557
Property operating	1,111	2,056	2,441	4,129
Real estate taxes	834	2,298	2,245	4,670
Asset management fee	220	296	471	567
General and administrative	59	61	114	137
Total operating expenses	4,743	8,504	10,695	17,060

Other income (expense)
Interest expense, net	(899)	(1,469)	(2,058)	(3,161)
Loss on extinguishment of debt	(91)	—	(202)	(14)
Gain on sale investment properties, net	1,244	—	4,995	—
Other income and expense, net	308	(55)	221	(108)
Total other income (expense), net	562	(1,524)	2,956	(3,283)

Net income	$2,423	$1,393	$7,244	$2,507

Notes:
Financial information on this page and pages 11, 12 and 13 relate to our JV with IAGM and is shown at 100%. See introductory note for additional details.

Supplemental - Quarter End June 30, 2022 - 10

Joint Venture Supplemental Details of Assets and Liabilities
In thousands

	As of
	June 30, 2022	December 31, 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$103	$971
Straight-line rent receivables	2,851	3,313
Total	$2,954	$4,284

Deferred cost and other assets, net
Lease commissions, net	$2,113	$2,900
Fair value of derivatives	2,764	530
Deferred costs, net	779	826
Other assets	982	869
Total	$6,638	$5,125

Other liabilities
Unearned income	$992	$1,268
Security deposits	784	806
Other liabilities	454	455
Total	$2,230	$2,529

Supplemental - Quarter End June 30, 2022 - 11

Joint Venture Supplemental Details of Operations
In thousands

		Three Months Ended June 30		Six Months Ended June 30
		2022	2021	2022	2021
Income
*	Minimum base rent	$4,054	$7,574	$9,358	$14,851
*	Real estate tax recoveries	598	1,658	1,619	3,300
*	CAM, insurance, and other recoveries	612	1,112	1,347	2,297
*	Ground rent income	1,096	1,142	2,225	2,180
	Above/below market rent and lease inducement amortization, net	(202)	(201)	(398)	(418)
*	Short-term and other lease income	157	147	323	285
	Termination fee income	—	102	—	261
	Straight-line rent adjustment, net	5	49	74	137
	Reversal of (provision for) uncollectible straight-line rent, net	157	8	187	(27)
*	Provision for uncollectible billed rent and recoveries	(3)	(236)	(26)	(257)
*	Reversal of uncollectible billed rent and recoveries	67	1	148	107
	Lease income, net	6,541	11,356	14,857	22,716

*	Other property income	63	65	126	134

	Total income	$6,604	$11,421	$14,983	$22,850

Operating expenses
	Depreciation and amortization	$2,519	$3,793	$5,424	$7,557
*	Property operating expenses	1,111	2,056	2,441	4,129
*	Real estate taxes	834	2,298	2,245	4,670
	Asset management fee	220	296	471	567
	General and administrative	59	61	114	137
	Total operating expenses	$4,743	$8,504	$10,695	$17,060

* Component of Net Operating Income

Supplemental - Quarter End June 30, 2022 - 12

Summary of Outstanding Joint Venture Debt
In thousands

	Balance as of June 30, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$103,125	82%	2.38%	1.1
Variable rate secured debt	22,897	18%	3.34%	1.3
Issuance costs, net of accumulated amortization	(477)	n/a	n/a	n/a
Total debt, net	$125,545	100%	2.55%	1.2

Debt Maturities as of June 30, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
Stone Ridge Market	1/1/2023	3.47%	Fixed	$28,125

Pooled Mortgages Payable (a)
Cross collateralized	11/2/2023	1M LIBOR + 1.55%	Variable (b)	22,897
Cross collateralized, swapped to fixed	11/2/2023	1.98%	Fixed	45,000
Cross collateralized, swapped to fixed	11/2/2023	1.96%	Fixed	30,000
Total				97,897

Grand total				$126,022
(a)The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
(b)As of June 30, 2022, 1-Month LIBOR was 1.79%.

Supplemental - Quarter End June 30, 2022 - 13

Markets and Tenant Size
Pro rata, GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	$31,984	$16.21	18.6%	2,056	20.9%
Atlanta Metro Area, GA	10	19,170	18.87	11.2%	1,058	10.8%
Miami-Fort Lauderdale-Miami Beach, FL	3	18,097	22.79	10.6%	859	8.7%
Dallas-Fort Worth-Arlington, TX	7	16,575	19.42	9.7%	939	9.5%
Houston-Sugar Land-Baytown, TX	6	12,716	15.94	7.4%	926	9.4%
Raleigh-Cary-Durham, NC	5	12,471	19.21	7.3%	688	7.0%
So. California - Los Angeles, CA	3	10,186	21.04	5.9%	579	5.9%
Tampa-St. Petersburg, FL	3	8,487	12.78	5.0%	753	7.7%
Washington D.C/Richmond Metro Area	3	8,068	24.16	4.7%	358	3.6%
Orlando-Kissimmee, FL	4	7,976	22.37	4.7%	374	3.8%
Charlotte-Gastonia-Concord, NC	2	6,425	19.93	3.7%	328	3.3%
So. California - Inland Empire, CA	2	5,564	22.84	3.2%	246	2.5%
So. California - San Diego, CA	2	5,553	25.78	3.2%	225	2.3%
San Antonio, TX	2	3,919	25.97	2.3%	163	1.7%
Denver-Colorado Springs-Greeley, CO	1	3,594	17.94	2.1%	225	2.3%
Cape Coral-Fort Myers, FL	1	633	10.06	0.4%	63	0.6%
Total	62	$171,418	$18.80	100%	9,840	100%

State	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	$65,194	$17.27	38.1%	4,084	41.5%
Florida	11	35,193	18.74	20.5%	2,049	20.8%
California	7	21,303	22.59	12.4%	1,050	10.7%
Georgia	10	19,170	18.87	11.2%	1,058	10.8%
North Carolina	7	18,896	19.45	11.0%	1,016	10.3%
Maryland/Virginia	3	8,068	24.16	4.7%	358	3.6%
Colorado	1	3,594	17.94	2.1%	225	2.3%
Total	62	$171,418	$18.80	100%	9,840	100%

Tenant type	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	98.3%	$57,192	$11.10	5,370
10,000 - 19,999 SF (a)	97.4%	17,463	19.02	953
5,000 - 9,999 SF (b)	92.0%	17,152	25.96	760
1 - 4,999 SF (b)	90.1%	79,611	33.35	2,757
Total	95.4%	$171,418	$18.80	9,840

Anchor Tenants (a)	98.2%	$74,655	$12.30	6,323
Small Shops (b)	90.5%	$96,763	$31.75	3,517
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

Supplemental - Quarter End June 30, 2022 - 14

Top 25 by Total ABR and Tenant Merchandise Mix
In thousands

Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR Pro Rata Portfolio	% of Total ABR	GLA Pro Rata Portfolio	% of Total Occ.GLA
Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 3 / Ralphs 3	14	BBB	$8,246	4.8%	738	7.5%
Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	16	N/A	6,468	3.8%	629	6.4%
TJX Companies	Marshalls 7 / HomeGoods 4 / TJ Maxx 3	14	A	4,886	2.9%	418	4.2%
Albertsons	Tom Thumb 2 / Safeway 1 / Market Street 2 / Albertsons 1	6	BB	4,241	2.5%	364	3.7%
H.E.B.		5	N/A	3,669	2.1%	362	3.7%
Amazon, Inc.	Whole Foods Market 5	5	AA-	2,631	1.5%	194	2.0%
BC Partners	PetSmart 8	8	B	2,537	1.5%	166	1.7%
Best Buy		4	BBB+	2,236	1.3%	138	1.4%
Ulta Beauty Inc.		8	N/A	1,952	1.1%	83	0.8%
Apollo Global Management, Inc.	Michael's 7 / Fresh Market 1	8	B	1,933	1.1%	178	1.8%
Bed Bath & Beyond Inc.	Bed Bath & Beyond 4 / Buy Buy Baby 1	5	B-	1,888	1.1%	150	1.5%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	BBB	1,876	1.1%	171	1.7%
Costco Wholesale		2	A+	1,735	1.0%	298	3.0%
Trader Joe's		4	N/A	1,703	1.0%	51	0.5%
Wells Fargo		10	BBB+	1,604	0.9%	39	0.4%
Five Below, Inc.		8	N/A	1,494	0.9%	73	0.7%
Ross Dress For Less		4	BBB+	1,453	0.8%	120	1.2%
Bank of America		7	A-	1,376	0.8%	35	0.4%
Massage Envy		14	N/A	1,345	0.8%	42	0.4%
DSW, Inc.		4	N/A	1,296	0.8%	73	0.7%
Sprouts Farmers Market		2	N/A	1,266	0.7%	56	0.6%
Regal Cinemas		1	CCC	1,253	0.7%	61	0.6%
The Gap, Inc.	Old Navy 5	5	BB	1,225	0.7%	75	0.8%
Petco Animal Supplies Stores, Inc		6	B+	1,210	0.7%	72	0.7%
Kingswood Capital Management	Cost Plus World Market 5	5	N/A	1,113	0.6%	91	0.9%
Totals		168		$60,636	35.2%	4,677	47.5%

Tenant Merchandise Mix

Tenant Category	ABR Pro Rata Portfolio	% of Total ABR
Grocery/Drug Stores	$34,345	20.0%
Soft Goods	29,358	17.1%
Quick Service Restaurants	20,110	11.7%
Personal Health and Beauty Services	19,396	11.3%
Full Service Restaurants	14,751	8.6%
Medical	14,308	8.3%
Banks	8,324	4.9%
Other	6,430	3.8%
Office/Communications	6,178	3.6%
Pet Supplies	5,940	3.5%
Fitness	5,169	3.0%
Other Essential Retail/Services	3,865	2.3%
Entertainment	1,741	1.0%
Hardware/Auto	1,503	0.9%
	$171,418	100%

Supplemental - Quarter End June 30, 2022 - 15

Comparable and Non-Comparable Lease Statistics
Pro Rata, GLA in thousands

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q2 2022	56	153	$29.55	$25.67	15.1%	7.3	$21.84	$3.84
Q1 2022	46	124	26.62	25.32	5.1%	4.7	4.74	0.84
Q4 2021	45	167	25.34	24.33	4.2%	4.8	1.79	1.07
Q3 2021	63	671	16.26	15.37	5.8%	4.8	0.69	0.25
Total	210	1,115	$20.59	$19.23	7.1%	5.1	$4.20	$0.93

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q2 2022	10	63	$23.77	$16.85	41.1%	10.1	$53.04	$9.36
Q1 2022	1	11	15.50	13.00	19.2%	11.0	45.00	9.86
Q4 2021	7	12	31.77	32.83	(3.2)%	8.6	7.51	14.79
Q3 2021	8	14	28.07	31.82	(11.8)%	8.9	23.04	11.58
Total	26	100	$24.49	$20.54	19.2%	9.8	$42.33	$10.40

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q2 2022	46	90	$33.56	$31.80	5.5%	5.4	$0.17	$—
Q1 2022	45	113	27.65	26.47	4.5%	4.1	0.99	—
Q4 2021	38	155	24.84	23.67	4.9%	4.5	1.35	—
Q3 2021	55	657	16.00	15.02	6.5%	4.7	0.20	0.01
Total	184	1,015	$20.20	$19.10	5.8%	4.7	$0.46	$—

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q2 2022	22	136	$17.67			7.3	$29.94	$4.70
Q1 2022	20	56	31.06			9.9	42.41	11.96
Q4 2021	26	83	29.29			9.4	22.17	10.82
Q3 2021	18	69	17.81			5.2	11.89	3.38
Total	86	344	$22.61			7.8	$26.48	$7.10

Supplemental - Quarter End June 30, 2022 - 16

Tenant Lease Expirations
Pro Rata, GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases (a)	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (b)
2022	4	138	2.3%	$875	1.1%	$6.34
2023	19	523	8.6%	6,286	8.1%	12.02
2024	26	617	10.1%	7,969	10.3%	12.92
2025	20	790	13.0%	9,417	12.2%	11.92
2026	17	478	7.8%	5,615	7.3%	11.75
2027	39	1,332	21.8%	19,407	25.2%	14.57
2028	13	285	4.7%	4,188	5.4%	14.69
2029	10	309	5.1%	3,791	4.9%	12.27
2030	7	192	3.2%	2,854	3.7%	14.86
2031	6	294	4.8%	2,659	3.4%	9.04
Thereafter	29	1,135	18.6%	14,231	18.4%	12.54
Other (c)	—	—	—%	—	—%	—
Sub total	190	6,093	100%	$77,292	100%	$12.69
Vacant space		199
Total		6,292

Small Shops

2022	46	90	2.9%	$2,769	2.6%	$30.77
2023	170	368	12.1%	11,196	10.6%	30.42
2024	166	404	13.1%	12,676	12.0%	31.38
2025	155	345	11.2%	11,049	10.5%	32.03
2026	190	454	14.8%	15,259	14.5%	33.61
2027	185	462	15.0%	16,528	15.8%	35.77
2028	80	196	6.4%	7,074	6.7%	36.09
2029	85	222	7.2%	7,756	7.4%	34.94
2030	60	148	4.8%	5,781	5.5%	39.06
2031	71	211	6.9%	7,966	7.6%	37.75
Thereafter	60	148	4.8%	6,426	6.1%	43.42
Other (c)	16	26	0.8%	729	0.7%	28.04
Totals	1,284	3,074	100%	$105,209	100%	$34.23
Vacant space		474
Total		3,548

Total Pro Rata

2022	50	228	2.5%	$3,644	2.0%	$15.98
2023	189	891	9.7%	17,482	9.6%	19.62
2024	192	1,021	11.1%	20,645	11.3%	20.22
2025	175	1,135	12.4%	20,466	11.2%	18.03
2026	207	932	10.2%	20,874	11.4%	22.40
2027	224	1,794	19.6%	35,935	19.8%	20.03
2028	93	481	5.2%	11,262	6.2%	23.41
2029	95	531	5.8%	11,547	6.3%	21.75
2030	67	340	3.7%	8,635	4.7%	25.40
2031	77	505	5.5%	10,625	5.8%	21.04
Thereafter	89	1,283	14.0%	20,657	11.3%	16.10
Other (c)	16	26	0.3%	729	0.4%	28.04
Totals	1,474	9,167	100%	$182,501	100%	$19.91
Vacant space		673
Total		9,840
(a)No. of expiring leases includes JV properties at 100%.
(b)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(c)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

Supplemental - Quarter End June 30, 2022 - 17

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Ownership	Date	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (a)

100%	2/2/22	Shops at Arbor Trails	Austin-Round Rock, TX	$112,190	357	99.2%	Costco, Whole Foods Market
100%	2/2/22	Escarpment Village	Austin-Round Rock, TX	77,150	170	99.9%	HEB
100%	4/21/22	The Highlands of Flower Mound (b)	Dallas-Fort Worth-Arlington, TX	38,000	175	90.8%	Target*, Bed Bath & Beyond, Cost Plus World Market, Market by Macy's, Party City, Skechers
100%	5/4/22	Bay Landing	Cape Coral - Fort Myers, FL	10,425	63	100%	The Fresh Market, HomeGoods
100%	6/10/22	Kyle Marketplace- Outparcel (c)	Austin-Round Rock, TX	705	n/a	n/a	HEB
				$238,470	765
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(b)This retail property was acquired from the JV.
(c)The land value of the outparcel acquired was combined for presentation purposes with Kyle Marketplace.

Dispositions

Ownership	Date	Property Name	Market	Disposition Price	GLA	Leased Occ.	Anchor Tenants (a)

100%	6/30/22	Centerplace of Greeley	Denver-Colorado Springs-Greeley, CO	$37,550	152	100%	Safeway, Target*, Famous Footwear, Kohl's*, Ross Dress for Less
100%	6/30/22	Cheyenne Meadows	Denver-Colorado Springs-Greeley, CO	17,900	90	98.4%	King Soopers
				$55,450	242
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.

Joint Venture Dispositions

Ownership	Date	Property Name	Market	Disposition Price (a)	GLA (a)	Leased Occ.	Anchor Tenants (b)

55%	3/3/22	Price Plaza	Houston-Sugar Land-Baytown, TX	$39,100	206	95.0%	Sam's Club*, Walmart*
55%	4/21/22	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington, TX	38,000	175	90.8%	Target*, Bed Bath & Beyond, Cost Plus World Market, Market by Macy's, Party City, Skechers
				$77,100	381
(a)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.

Supplemental - Quarter End June 30, 2022 - 18

Development Pipeline
In thousands

Active Redevelopments
Ownership	Property Name	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
100%	Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center includes demolition and expansion of the Publix grocery store, upgrading the facade, signage enhancement, and common area improvements. (b)	3Q - 2022	$10,800	$10,800
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	4Q - 2022	1,600	1,100
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center to include façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	3,800	2,000
	Totals				$16,200	$13,900	7-10%
(a) The timing of estimated completion of our projects and the may be impacted by factors outside of our control, including global supply constraints or government restrictions.
(b) Construction was completed prior to June 30, 2022, and the project received its Certificate of Occupancy in July. Cost to date is based on paid or accrued expenses through June 30, 2022. Projected incremental costs and costs to date do not take into consideration our expectation for a tenant contribution of approximately $2.9 million which is anticipated to be received by the Company in 2022.

Recently Completed Redevelopments
Ownership	Property Name	Market	Project Description	Completion Quarter	Incremental Costs	Costs to Date
100%	Custer Creek	Dallas-Fort Worth-Arlington, TX	Modernization of center to include façade and common area enhancements.	3Q - 2021	$1,300	$1,300
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition and reconstruction of fuel facility.	4Q - 2021	$1,000	$1,000

Potential Developments and Redevelopments
Ownership	Property Name	Market	Project Description
100%	Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
100%	Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
100%	Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
100%	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.
100%	Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.
100%	Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of a former bank building for a multi-tenant building with a drive-through and anchor re-positioning.
100%	Westpark Shopping Center	Washington D.C./Richmond Metro Area	New development, including addition of outparcel buildings.
100%	River Oaks Shopping Center	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.
100%	Buckhead Crossing	Atlanta Metro Area, GA	Re-merchandising of the shopping center including façade and common area enhancements, anchor space repositioning and addition of a freestanding building.
100%	Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion of the shopping center.
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.

Supplemental - Quarter End June 30, 2022 - 19

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
1	Antoine Town Center	100%	Houston-Sugar Land-Baytown	TX	N	110	100%	$13.96	Yes	Kroger
2	Bay Colony	55%	Houston-Sugar Land-Baytown	TX	C	416	84.3%	$16.19	Yes	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
3	Bay Landing (e)	100%	Cape Coral-Fort Myers	FL	C	63	100%	$10.06	Yes	The Fresh Market, HomeGoods
4	Bear Creek Village Center	100%	So. California - Inland Empire	CA	N	80	100%	$25.08	Yes	Stater Brothers
5	Bent Tree Plaza	100%	Raleigh-Cary-Durham	NC	N	80	98.5%	$13.94	Yes	Food Lion
6	Blackhawk Town Center	55%	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.93	Yes	HEB, Walgreens
7	Buckhead Crossing	100%	Atlanta Metro Area	GA	P	221	98.0%	$20.94	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
8	Campus Marketplace	100%	So. California - San Diego	CA	N	144	98.1%	$30.85	Yes	Ralphs, CVS, Discovery Isle Child Development Center
9	Cary Park Town Center	100%	Raleigh-Cary-Durham	NC	N	93	98.2%	$16.47	Yes	Harris Teeter, CVS
10	Commons at University Place	100%	Raleigh-Cary-Durham	NC	N	92	100%	$16.78	Yes	Harris Teeter, CVS
11	Coweta Crossing	100%	Atlanta Metro Area	GA	N	68	100%	$10.84	Yes	Publix
12	Custer Creek Village	100%	Dallas-Fort Worth-Arlington	TX	N	96	97.0%	$15.03	Yes	Tom Thumb
13	Cyfair Town Center	55%	Houston-Sugar Land-Baytown	TX	C	433	91.9%	$15.80	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
14	Eldorado Marketplace	100%	Dallas-Fort Worth-Arlington	TX	C	189	95.7%	$23.50	Yes	Market Street, PetSmart, Phenix Salon Suites
15	Eldridge Town Center & Windermere Village	100%	Houston-Sugar Land-Baytown	TX	C	175	92.2%	$17.15	Yes	Kroger, Kohl's*, Petco
16	Escarpment Village (e)	100%	Austin-Round Rock	TX	N	170	99.9%	$21.15	Yes	HEB
17	Garden Village	100%	So. California - Los Angeles	CA	N	117	89.4%	$17.69	Yes	Albertson's, Rite Aid
18	Gateway Market Center	100%	Tampa-St. Petersburg	FL	P	231	100%	$10.71	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx, Tuesday Morning
19	Kennesaw Marketplace	100%	Atlanta Metro Area	GA	C	130	100%	$34.18	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
20	Kyle Marketplace	100%	Austin-Round Rock	TX	C	225	100%	$16.77	Yes	HEB
21	Lakeside & Lakeside Crossing	100%	Orlando-Kissimmee	FL	N	76	98.5%	$46.31	Yes	Trader Joe's
22	Market at Westlake	100%	Austin-Round Rock	TX	N	30	100%	$21.29	No	Walgreens
23	Northcross Commons	100%	Charlotte-Gastonia-Concord	NC	N	63	100%	$23.58	Yes	Whole Foods Market
24	Old Grove Marketplace	100%	So. California - San Diego	CA	N	81	96.3%	$16.89	Yes	Ralphs, Lowe's*
25	Pavilion at LaQuinta	100%	So. California - Inland Empire	CA	P	166	100%	$21.77	Yes	Sprouts Farmers Market, Bed Bath & Beyond, Best Buy, DSW, OfficeMax
26	Peachland Promenade	100%	Tampa-St. Petersburg	FL	N	177	98.5%	$14.10	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
27	PGA Plaza Palm Beach Gardens	100%	Miami-Fort Lauderdale-Miami Beach	FL	C	121	96.8%	$33.75	Yes	Trader Joe's, Marshalls, Ulta
28	Plantation Grove	100%	Orlando-Kissimmee	FL	N	74	98.8%	$14.88	Yes	Publix
29	Plaza Midtown	100%	Atlanta Metro Area	GA	N	70	94.9%	$26.82	Yes	Publix
30	Prestonwood Town Center (e)	100%	Dallas-Fort Worth-Arlington	TX	P	233	99.4%	$19.94	Yes	Walmart*, Barnes & Noble, DSW, Michaels, Office Depot, Petco, Ulta
31	Renaissance Center	100%	Raleigh-Cary-Durham	NC	P	363	91.5%	$22.28	No	Ashley HomeStore, Best Buy, Cost Plus World Market, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care
32	Rio Pinar Plaza	100%	Orlando-Kissimmee	FL	N	131	96.7%	$17.97	Yes	Publix, Planet Fitness
33	River Oaks	100%	So. California - Los Angeles	CA	C	275	95.0%	$20.31	Yes	Sprouts Farmers Market, Target, Big 5 Sports Goods, Five Below, Ulta
34	Riverview Village	100%	Dallas-Fort Worth-Arlington	TX	N	89	96.9%	$12.68	Yes	Tom Thumb, Petco
35	Riverwalk Market	100%	Dallas-Fort Worth-Arlington	TX	N	90	100%	$20.74	Yes	Market Street
36	Rose Creek	100%	Atlanta Metro Area	GA	N	70	100%	$11.13	Yes	Publix
37	Sandy Plains Centre	100%	Atlanta Metro Area	GA	C	131	93.7%	$22.46	Yes	Kroger, Pet Supplies Plus, Walgreens*

Supplemental - Quarter End June 30, 2022 - 20

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
38	Sarasota Pavilion	100%	Tampa-St. Petersburg	FL	P	345	85.5%	$13.76	Yes	Publix, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, PetSmart, Ross Dress for Less, SunTrust Bank
39	Scofield Crossing	100%	Austin-Round Rock	TX	N	95	95.9%	$17.24	Yes	Hana World Market, Goodwill
40	Shops at Arbor Trails (e)	100%	Austin-Round Rock	TX	C	357	100%	$13.58	Yes	Costco, Whole Foods Market, Chuy's*, Frost Bank*, Haverty's Furniture, Kerbey Lane Cafe*, Marshalls
41	Shops at Fairview Town Center	100%	Dallas-Fort Worth-Arlington	TX	N	67	97.2%	$23.51	Yes	Whole Foods Market
42	Shops at the Galleria	100%	Austin-Round Rock	TX	P	537	95.2%	$13.92	No	Best Buy, Cost Plus World Market, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods
43	Sonterra Village	100%	San Antonio	TX	N	42	100%	$32.67	Yes	Trader Joe's
44	Southern Palm Crossing	100%	Miami-Fort Lauderdale-Miami Beach	FL	P	345	96.9%	$16.05	Yes	Costco Wholesale, Going Going Gone, Marshalls
45	Stables Town Center	55%	Houston-Sugar Land-Baytown	TX	N	191	84.4%	$17.62	Yes	Kroger, Walgreens
46	Stevenson Ranch	100%	So. California - Los Angeles	CA	C	187	97.0%	$24.62	Yes	Ralphs, Furniture Design Center, L.A. Fitness, PetSmart
47	Stone Ridge Market	55%	San Antonio	TX	C	219	92.0%	$23.35	Yes	HEB Plus*, Burlington, PetSmart
48	Suncrest Village	100%	Orlando-Kissimmee	FL	N	93	92.8%	$14.04	Yes	Publix, Orange County Tax Collector
49	Sycamore Commons	100%	Charlotte-Gastonia-Concord	NC	P	265	99.5%	$19.12	Yes	Costco Wholesale*, Bed Bath & Beyond, Best Buy, Cost Plus World Market, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta
50	The Centre on Hugh Howell	100%	Atlanta Metro Area	GA	N	83	96.5%	$11.84	Yes	Publix
51	The Highlands of Flower Mound (e)	100%	Dallas-Fort Worth-Arlington	TX	P	175	90.8%	$18.06	Yes	Target*, Bed Bath & Beyond, Cost Plus World Market, Market by Macy's, Party City, Skechers
52	The Parke	100%	Austin-Round Rock	TX	P	406	99.1%	$16.27	Yes	Whole Foods Market, Buy Buy Baby, Cost Plus World Market, Dick's Sporting Goods, DSW, La-Z Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta
53	The Pointe at Creedmoor	100%	Raleigh-Cary-Durham	NC	N	60	100%	$16.78	Yes	Harris Teeter
54	The Shops at Town Center	100%	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$29.91	Yes	Safeway
55	The Shops at Walnut Creek	100%	Denver-Colorado Springs-Greeley	CO	P	225	91.2%	$17.94	Yes	Target*, Dollar Tree, Michaels, Old Navy, PetSmart, TJ Maxx
56	Thomas Crossroads	100%	Atlanta Metro Area	GA	N	105	94.4%	$9.95	Yes	Kroger
57	Travilah Square Shopping Center	100%	Washington D.C/Richmond Metro Area	MD	N	56	86.4%	$48.28	Yes	Trader Joe's
58	Trowbridge Crossing	100%	Atlanta Metro Area	GA	N	63	95.4%	$12.08	Yes	Publix
59	University Oaks	100%	Austin-Round Rock	TX	P	236	82.0%	$20.77	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
60	Westfork & Paraiso	100%	Miami-Fort Lauderdale-Miami Beach	FL	N	393	91.5%	$25.32	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
61	Westpark Shopping Center	100%	Washington D.C/Richmond Metro Area	VA	C	177	100%	$14.67	Yes	Publix, Christmas Tree Shops, Planet Fitness, The Tile Shop
62	Windward Commons	100%	Atlanta Metro Area	GA	N	117	99.9%	$15.06	Yes	Kroger
	Totals with JV at 100%					10,464	95.1%	$18.71
	Totals, Pro Rata					9,840	95.4%	$18.80
(a)N = Neighborhood center, P = Power Center, C = Community Center
(b)The GLA of properties owned by our joint venture are included at 100%.
(c)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(d)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(e)Properties are excluded from Same Property for the three months ended June 30, 2022.

Supplemental - Quarter End June 30, 2022 - 21

Components of Net Asset Value as of June 30, 2022
In thousands, except share information

NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$35,272	5
Ground rent income	3,760	5
NOI	39,032	5

JV NOI at share, excluding ground rent (a)	$1,816	12
JV Ground rent income at share	603	12
JV NOI at share	2,419

Annualized NOI, excluding ground rent income	141,088
Annualized JV NOI at share, excluding ground rent income	7,264
Annualized ground rent income	17,452

Projected remaining development
Net Consolidated Project Costs	500	19
Net JV Project Costs at share	990	19
Estimated Range for Incremental Yield	7-10%	19

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	640	5

Other Assets
Cash, cash equivalents and restricted cash	95,893	2
Billed base rent, recoveries, and other revenue	9,187	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (b)	8,523	10, 11

Liabilities
Debt	706,485	8
Issuance costs, net of accumulated amortization	(3,683)	8
Accounts payable and accrued expenses	35,952	2
Distributions payable	13,836	2
Other liabilities	23,922	2
Projected remaining consolidated project costs	500	19
Total JV Other Liabilities, at share (c)	73,655	10, 19

Common Shares Outstanding	67,427,571	1

(a)Includes elimination of our share of the management fee expense of $301 for the three months ended June 30, 2022.
(b)Total JV other assets, at share, includes the JV's share of cash and cash equivalents and receivables for base rent, recoveries, and other revenue.
(c)Total JV liabilities, at share, includes the JV's share of mortgage debt, issuance costs, net of accumulated amortization, accounts payable and accrued expenses, other liabilities, and projected remaining project costs.

Supplemental - Quarter End June 30, 2022 - 22

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A comparable lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, and depreciation and amortization. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis.
Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
NAREIT Funds From Operations (NAREIT FFO) and Core FFO	Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments (such as straight-line rent, above/below market lease amortization and amortization of lease incentives).
New Lease	New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly-owned properties, defined as "Pro Rata," with the exception of property count and number of leases.
Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

Supplemental - Quarter End June 30, 2022 - 23

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InvenTrust Properties

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